UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): November 14, 2005

                                                                                              JOHNSON & JOHNSON
(Exact Name of Registrant as Specified in Its Charter)

                                                                                                        NEW JERSEY
(State or Other Jurisdiction of Incorporation)

                                                     001-03215                                                                 22-1024240
(Commission File Number)                 (IRS Employer Identification No.)

One Johnson & Johnson Plaza
                                  New Brunswick, New Jersey                                                                                                            08933
            (Address of Principal Executive Offices)                             (Zip Code)

                                                                                                        (732) 524-0400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2005, Johnson & Johnson, Guidant Corporation (“Guidant”) and Shelby Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Johnson & Johnson, entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), amending and restating the Agreement and Plan of Merger, dated December 15, 2004 (the “Original Merger Agreement”), whereby Merger Sub will merge with and into Guidant (the “Merger”). In connection with the Amended Merger Agreement, on November 14, 2005, Johnson & Johnson and Guidant entered into a Settlement Agreement (the “Settlement Agreement”).

Amended Merger Agreement

Pursuant to the Amended Merger Agreement, at the effective time of the Merger, each share of Guidant common stock (other than shares owned by Guidant, Johnson & Johnson and Merger Sub) will be converted into the right to receive a combination of (i) $33.25 in cash and (ii) 0.493 shares of Johnson & Johnson common stock.

The Amended Merger Agreement generally provides, among other things, that any effects on Guidant’s business relating to or arising from Guidant’s previously announced product recalls or any related pending or future litigation, regulatory investigations or other developments will no longer provide a basis for not proceeding with the Merger.

While the European Commission approved the Merger on August 25, 2005, and the Federal Trade Commission conditionally approved the Merger on November 2, 2005, consummation of the transaction remains subject to the approval of Guidant shareholders.

The Amended Merger Agreement contains certain termination rights for both Johnson & Johnson and Guidant, and further provides that, upon termination of the Amended Merger Agreement under certain circumstances, (i) Guidant may be obligated to pay Johnson & Johnson a termination fee of $625 million and (ii) Johnson & Johnson may be obligated to pay Guidant a termination fee of $300 million.

A copy of the Amended Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amended Merger Agreement is qualified in its entirety by reference to the full text of the Amended Merger Agreement.

Settlement Agreement

The Settlement Agreement provides that Johnson & Johnson and Guidant permanently settle and resolve any and all claims, disputes, issues or matters that exist between them relating to the matters contemplated by the Original Merger Agreement, or raised by the litigation filed by Guidant in connection with the Original Merger Agreement, and agree to dismiss such litigation with prejudice.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2005, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation
10.1	Settlement Agreement, dated as of November 14, 2005, by and between Johnson & Johnson and Guidant Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON & JOHNSON

Dated: November 18, 2005	By: /s/ John A. Papa
Name: John A. Papa
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2005, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation

10.1	Settlement Agreement, dated as of November 14, 2005, by and between Johnson & Johnson and Guidant Corporation